Exhibit 10.1

December 5, 2011

Doug Sabella

C/O Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, CA 95035-7405

Dear Doug:

This Transition and Separation Agreement (“Agreement”) sets forth the terms that Dialogic Inc. (the “Company”) is offering to you to aid in your employment transition. This Agreement supersedes and replaces the Amended and Restated Employment Agreement dated December 29, 2010 between you and the Company (the “Prior Agreement”).

1. Separation Date. Your employment termination date will be January 3, 2012 (such date, or any earlier date of termination of your employment, the “Separation Date”). The Company and you currently expect that between the date of this Agreement and your Separation Date, you will continue to provide services at a rate in excess of 20% of your prior average rate of services, such that you would not suffer a “separation from service” (as such term is defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternate definitions thereunder, “Separation from Service”) prior to your Separation Date.

2. Transition Period.

a. Duties. Between the signing of this Agreement and the Separation Date (the “Transition Period”), you will remain an employee of the Company, on an at-will basis, with responsibility for completing your on-going projects and transitioning your duties, in good faith. In particular and without limitation, you will be responsible for transitioning your knowledge and the background related to all of the files and duties you have been handling to individuals the Company designates, as well as for performing such other related functions that the Company reasonably asks you to perform from time to time. As of the date you sign this Agreement, you will cease to be an officer of the Company and its affiliates, you hereby resign from your official titled positions (including but not limited to President & Chief Operating Officer and Director) and you will cease to be a “Section 16 officer” (as determined for purposes of the Securities and Exchange Act of 1934, as amended). To facilitate this transition, concurrent with the execution of this Agreement you will provide the Company a letter of resignation in the form attached hereto as Exhibit B. Thereafter you agree to sign such other documents as are reasonably necessary as determined by the Company to give effect to such resignations. During the Transition Period, you must continue to comply with all of your obligations under this Agreement, all of the Company’s policies and procedures of general applicability to all employees in United States and/or California in effect from time to time, and all of your statutory

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

and contractual obligations to the Company (including, without limitation, your obligations under the Employee Proprietary Information and Inventions Agreement that you previously entered into with the Company).

b. Compensation, Including Equity. During the Transition Period, you will continue to be paid your current base salary of $405,000, less applicable deductions and withholdings. In accordance with the Company’s policy on performance bonuses, you will not be eligible to earn a performance bonus for calendar year 2011 as your Separation Date will be prior to the date of determination and payment of the bonus for all regular employees. During the Transition Period, the Company will continue to provide you an opportunity to participate in the Company’s broad-based employee benefits programs subject to the terms and conditions of those programs. Nothing in this Agreement or the attached release modifies the terms of your currently outstanding compensatory equity awards from the Company (collectively, the “Equity Awards”). These Equity Awards will continue to be subject to their existing terms and conditions, and will continue vesting during the Transition Period as set forth in the applicable governing plan documents and agreements between you and the Company.

c. Termination. During the Transition Period, the Company is entitled to terminate your employment for any reason, with or without Cause (as defined below). On any termination of your employment, the Company will pay you, on such Separation Date, your earned but unpaid base salary and any accrued but unused vacation time as of such Separation Date. Subject to the terms of this Agreement, and provided that (x) the Company does not terminate your employment for Cause (as defined below) prior to January 3, 2012, (y) you do not terminate your employment for reasons other than for “Good Reason” (as defined below) prior to January 3, 2012, and (z) you sign the Separation Date Release attached hereto as Exhibit A within 28 days following your Separation Date and allow it to become effective as described in Section 13 below (with the effective date of the Separation Date Release referred to herein as the “Release Effective Date”), then as a result of your Separation from Service, the Company will pay you the following (collectively (i), (ii) and (iii) below shall be referred to herein as the “Severance Benefits”):

(i) if your Separation from Service occurs prior to January 3, 2012, a lump sum cash payment (the “Transition Severance”), payable on your Separation Date, in an amount equal to the base salary you would have earned from your Separation Date through January 3, 2012 had you remained employed during this period;

(ii) a lump sum cash severance payment equal to $405,000.00 (the “Cash Severance Payment”) paid on the Release Effective Date, subject to any delay required under Section 4 below; and

(iii) the COBRA Premium Amount (or, if applicable, the Special Severance Payment (each as defined below)) paid on the terms and conditions described in Section 3(f) and Section 4 below.

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

If the Company terminates your employment for Cause or if you resign for any reason other than Good Reason on or before January 3, 2012, then you will not be entitled to the Severance Benefits. All amounts paid under this Agreement, including the Severance Benefits, are subject to standard payroll deductions and withholdings.

d. Cause. For purposes of this Agreement, “Cause” shall mean one or more of the following which relates solely to acts or omissions by you that occur on or after (but not before) the date of signature of this Agreement: (i) your conviction of a felony; (ii) your commission of any act of fraud with respect to the Company; (iii) any intentional misconduct by you that has a material adverse effect upon the Company’s business that is not cured by you within thirty (30) days after written notice is given to you by the Company identifying such misconduct; (iv) your breach of any fiduciary or contractual obligation that you owe to the Company that has a material adverse effect upon the Company’s business and is not cured by you within thirty (30) days after written notice is given to you by the Company identifying such breach; or (v) willful misconduct or gross negligence in the performance of your duties hereunder, including (without limitation) your refusal to comply in any material respect with the legal directives of the Board or the CEO, that are not cured by you within thirty (30) days after written notice is given to you by the Company identifying such misconduct or negligence.

e. Good Reason. For the purposes of this Agreement, “Good Reason” shall mean your resignation in writing from all positions you then hold with the Company as a result of any one of the following events which occurs without your consent: (i) any reduction of your then current annual base salary without your written consent; or (ii) any requirement that you relocate to a work site that results in the increase in your round trip commute by more than twenty five (25) miles.

f. COBRA Benefits. If you are entitled to receive the Severance Benefits as provided in Section (c) above, and if you timely elect continued coverage under COBRA for yourself and your covered dependents under the Company’s group health plans following your Separation from Service, then the Company shall pay, as and when due directly to the COBRA carrier, the COBRA premiums necessary to continue your health insurance coverage in effect for yourself and your eligible dependents for the period commencing on the termination of your benefits following your Separation from Service (“COBRA Commencement Date”) (the “COBRA Premium Amount”) until the earliest of (A) the close of the 12 month period following the COBRA Commencement Date, (B) the expiration of your eligibility for the continuation coverage under COBRA, or (C) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the termination date through the earliest of (A) through (C), the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the payment of the COBRA Premium Amount would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

Reconciliation Act), then in lieu of providing the COBRA Premium Amount, the Company shall instead pay you on the first day of each month of the remainder of the COBRA Payment Period a fully taxable cash payment equal to the COBRA Premium Amount for that month, subject to applicable tax withholdings (such amount, the “Special Severance Payment”), for the remainder of the COBRA Payment Period. On the eighth (8th) day following the Release Effective Date (or, if later the date such amounts are due to the COBRA carrier) , the Company will make the first payment under this clause (and, in the case of the Special Severance Payment, such payment will be made to you, in a lump sum) equal to the aggregate amount of payments that the Company would have paid through such date had such payments commenced on the Separation from Service through such eighth (8th) day, with the balance of the payments paid thereafter on the schedule described above, subject to any delay in payment required by Section 4 below. If you become eligible for coverage under another employer’s group health plan or otherwise cease to be eligible for COBRA during the period provided in this clause, you must immediately notify the Company of such event, and all payments and obligations under this clause shall cease.

3. Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance, or benefits from the Company or its affiliates on or after the Separation Date. You further acknowledge and agree that upon receipt of the payments and benefits set forth in Sections 2 and 3 herein, you will have received all severance benefits to which you may be entitled, including any such benefits as provided in your Prior Agreement. It is understood that the Indemnity Agreement between you and the Company dated October 1, 2010 (“Indemnity Agreement”) attached hereto as Exhibit C and the rights and related agreements and documents covering the Excluded Claims to the extent solely related to the Excluded Claims (defined below) shall survive the termination of the employment relationship and remain in full force and effect after the Separation Date, pursuant to their terms. In addition, nothing in this Agreement eliminates any rights you have to vested amounts under the Company’s 401(k) retirement plan.

4. 409A Compliance. It is expected that on your Separation Date, you will have a Separation from Service. For purposes of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”), all payments made under this Agreement, including without limitation your right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise), shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. The Severance Benefits are intended to satisfy the requirements for the exemptions from application of Section 409A provided under Treasury Regulation Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9), this Agreement shall be construed to the greatest extent possible as consistent with these provisions, and any ambiguities herein shall be interpreted accordingly. For purposes of compliance with Treasury Regulation Section 1.409A-1(b)(4), any amounts that are payable in reliance on such exemption will be paid, in all cases, not later than the 15th day of the third calendar month following the year in which such amounts are no longer subject to a substantial risk of forfeiture. It is intended that any severance payment and any other

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

benefits provided hereunder that are not exempt from application of Section 409A shall be interpreted and administered so as to comply with the requirements of Code Section 409A to the greatest extent possible, including the requirement that, notwithstanding any provision to the contrary in this Agreement, if you are reasonably deemed at the time of your Separation from Service to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), and to the extent payments due to you upon a Separation from Service are reasonably deemed to be “deferred compensation”, then to the extent delayed commencement of any portion of such payments (or delayed issuance of any shares subject to stock awards that are not themselves exempt from Code Section 409A) is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments with your consent (to the extent such consent is permissible and consistent with the purposes of Section 409A) shall not be provided to you (or such shares issued) until the earliest of (i) the expiration of the six-month period measured from the date of your Separation from Service, (ii) the date of your death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this paragraph shall be paid in a lump sum to you, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred. For clarity, all of your currently outstanding restricted stock unit award agreements provide that any shares vesting under those agreements shall be issued not later than December 31 of the year in which the shares subject thereto are no longer subject to a substantial risk of forfeiture or, if permitted without penalty under Section 409A, the 15th day of the third calendar month after the year in which the shares subject thereto are no longer subject to a substantial risk of forfeiture.

5. Expense Reimbursements. You agree that, within ten (10) days after the Separation Date, you will submit your final documented expense reimbursement statement (in accordance with applicable Company policies) reflecting all reasonable out-of-pocket business expenses you incurred in the performance of your duties hereunder through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

6. Return of Company Property. Except as specifically provided below, by the Separation Date, you agree to return to the Company all Company documents and other Company property within your possession, custody or control, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges, and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Your timely return of all such Company documents and other property is a condition precedent to your receipt of the benefits provided under this Agreement. Notwithstanding the foregoing, you will return your laptop to the Company and the Company shall scrub the laptop clean to remove all information contained on it and then return the laptop

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

to you and transfer you title to the physical laptop (but not any files, software or information that were contained thereon). Notwithstanding the foregoing or Section 6 of the Employee Proprietary Information and Inventions Agreement, you may retain a copy of the files, documents and other information (including email) (collectively “information”) that were in your possession or contained on the laptop. The Company hereby provides you with a license to use that information for the sole and limited purpose of defending yourself before any court of law or government body in any action to which you have become a party due to your employment relationship with the Company or satisfying your obligations under this Agreement. The Company retains ownership to all such files and information and does not waive any applicable privilege with respect to such information under this Agreement or through this license and you agree to hold such files and information in confidence pursuant to the terms of the Employee Proprietary Information and Inventions Agreement you executed with Company.

7. Proprietary Information Obligations. You acknowledge and agree to abide by your continuing obligations under the Employee Proprietary Information and Inventions Agreement you executed with Company and that such obligations shall survive the Separation Date.

8. Nondisparagement. You agree not to disparage the Company, its officers, directors, employees, shareholders, and agents, or your employment with the Company in any manner reasonably likely to be harmful to its or their business, business reputation or personal reputation; provided that you will respond accurately and fully to any question, inquiry or request for information when required by legal process or a government body. The Company (through its officers and directors) agrees not to disparage you in any manner reasonably likely to be harmful to you or your business, business reputation or personal reputation; provided that the Company will respond accurately and fully to any question, inquiry or request for information when required by legal process or a government body.

9. Cooperation.

a. You are aware that the Company is currently cooperating with the United States government regarding an on-going informal inquiry into the business practices of the Company and its affiliates and subsidiaries. You agree that before the Separation Date you will cooperate fully with the inquiry and any related investigations or other similar inquiries or investigations commenced by government bodies, including but not limited to providing to Dialogic, its affiliates, its counsel (including independent counsel retained by the Board of Directors of the Company, its affiliates and subsidiaries), and its insurers with all reasonable assistance requested or required (at no cost to the Company), including, but not limited to, conducting interviews and providing documents and other information as may be reasonably requested by the Company, its affiliates, its counsel, or the U.S. government You agree that after the Separation Date, you will continue to provide a reasonable amount of cooperation in accordance with the preceding and in accordance with the Indemnity Agreement.

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

b. The Company acknowledges that during the pendency of the foregoing and any similar matter that (i) your current counsel may continue to serve as your counsel; and (ii) the advancement of your expenses, including legal expenses will be handled as set out in the Indemnity Agreement to the extent applicable.

10. No Admissions. Each party understands and agrees that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by such party to the other party or to any other person, and neither party makes any such admission.

11. Release of Claims.

a. General Release. In exchange for the consideration under this Agreement to which you would not otherwise be entitled and in exchange for the consideration under the Agreement to which you would not be entitled under your Prior Agreement absent such release, you hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent or subsidiary entities, affiliates, insurers and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions prior to or on the date you sign this Agreement.

b. Scope of Release. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (2) all claims related to your compensation or benefits from the Company, including but not limited to salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination or breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act (the “ADEA”) (as amended), or the California Fair Employment and Housing Act (as amended).

c. Excluded Claims. Notwithstanding the foregoing, you are not hereby releasing the Company from any of the following claims (collectively, the “Excluded Claims”): (a) any rights or claims you may have pursuant to the Indemnity Agreement, the charter, bylaws, insurance, or operating agreements of the Company, or under applicable law; (b) any rights which cannot be waived as a matter of law; (c) any rights to be reimbursed for expenses properly submitted to the Company pursuant to the terms hereof; (d) any rights to be issued vested shares after the date of this Agreement in accordance with the terms of the Equity Awards; or (d) any claims arising from the breach of this Agreement. In addition, nothing in this Agreement

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

prevents you from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that you hereby waive your right to any monetary benefits in connection with any such claim, charge or proceeding. You hereby represent and warrant that, other than the Excluded Claims, you are not aware of any claims you have or might have against the Company or its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent or subsidiary entities, affiliates, insurers or assigns.

12. Release of Claims.

a. General Release. In exchange for the promises contained herein, with the exception of the claims set out in Section 12 (c) the Company, on its own behalf and on behalf of its predecessors, successors, parent or subsidiary entities, affiliates, agents, attorneys, insurers and assigns hereby generally and completely releases you and your spouse, heirs, agents, attorneys, successors and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions prior to or on the date you sign this Agreement.

b. Scope of Release. This general release includes, but is not limited to all claims arising out of or in any way related to your employment with the Company or the termination of that employment;

c. Excluded Claims. Notwithstanding the foregoing, the Company is not hereby releasing you and your successors and assigns from any of the following claims: (a) any rights or claims related to agreements with the Company that survive the termination of this Agreement including but not limited to the Employee Proprietary Information and Inventions Agreement and the Indemnity Agreement and the Equity Awards; (b) any rights which cannot be waived as a matter of law; (c) any claims of fraud or other acts that are in violation of applicable law; (d) any of your tax obligations arising out of this Agreement, your Prior Agreement or any other agreement between you and Company or (e) any claims arising from the breach of this Agreement.

13. ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA (“ADEA Waiver”). You also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your ADEA Waiver does not apply to any rights or claims that arise after the date you sign this Agreement; (b) you should consult with an attorney prior to signing this Agreement; (c) you have twenty-one (21) days to consider this Agreement (although you may choose to voluntarily sign it sooner); (d) you have seven (7) days following the date you sign this Agreement to revoke (in a written revocation sent to the Company pursuant to the notice provisions set out in Section 18 below); and (e) this Agreement

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

will not be effective until the date upon which the revocation period has expired, which will be the eighth day after you sign this Agreement (the “Effective Date”).

14. Section 1542 Waiver. In granting the release herein, which includes claims that may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” You hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Agreement. In granting the release herein, which includes claims that may be unknown to the Company at present, the Company acknowledges that it has read and understands Section 1542 of the California Civil Code: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” The Company hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Agreement.

15. Tax Representation. You represent that you have had the right to consult with tax, financial and/or legal advisors of your own choosing in negotiating this Agreement and it was your choice whether to do so or not. You further represent that you are not relying on any representations made by the Company or its advisors regarding the tax consequences of this Agreement. You acknowledge the Company has no obligation to minimize any tax burden you have related to your rights under this Agreement and any Prior Agreements. You acknowledge and agree that any taxes, penalties and interest imposed on you by any taxing authority with respect to the Severance Benefits are solely your responsibility.

16. Arbitration. To ensure the rapid and economical resolution of disputes that may arise in connection with your employment with the Company, you and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement, your employment with the Company, or the termination of your employment, shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in San Jose, California by JAMS, Inc. (“JAMS”) or its successor, under JAMS’ then applicable rules and procedures. You acknowledge that by agreeing to this arbitration procedure, both you and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. You will have the right to be represented by legal counsel at any arbitration proceeding. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that you or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS arbitration fees in excess of the administrative fees that you would be required to pay if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

17. INTERPRETATION; CONSTRUCTION. THIS AGREEMENT HAS BEEN DRAFTED BY THE COMPANY, BUT YOU HAVE PARTICIPATED IN THE NEGOTIATION OF ITS TERMS. FURTHERMORE, YOU HAVE HAD THE OPPORTUNITY TO REVIEW AND REVISE THE AGREEMENT AND HAVE IT REVIEWED BY YOUR OWN INDEPENDENT LEGAL COUNSEL AND/OR TAX AND FINANCIAL ADVISOR WITH REGARD TO THE TERMS HEREOF, IF DESIRED, AND, THEREFORE, THE NORMAL RULE OF CONSTRUCTION TO THE EFFECT THAT ANY AMBIGUITIES ARE TO BE RESOLVED AGAINST THE DRAFTING PARTY SHALL NOT BE EMPLOYED IN THE INTERPRETATION OF THIS AGREEMENT. YOU FURTHER ACKNOWLEDGE THAT NO REPRESENTATIVE OR AGENT OF THE COMPANY HAS PROVIDED YOU WITH ANY TAX OR LEGAL ADVICE OF ANY NATURE.

18. Miscellaneous. This Agreement, including all Exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement. This Agreement may be executed in counterparts and facsimile signatures will suffice as original signatures. Any notice to either party under this Agreement shall be sent to the other party by courier. If the Company sends a notice to your attention it shall be sent to Doug Sabella at the address maintained in the Company records. If you send a copy to Company it shall be sent to the attention of Rosanne Sargent, 1515 Route 10 East, Parsippany, NJ, USA 07054 with a copy

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

by email to rosanne.sargent@dialogic.com and anthony.housefather@dialogic.com. Either party may change his or its notice address or recipient by written notice.

If this Agreement is acceptable to you, please sign below and return the original to me within the period set out in Section 13 (c), meaning on or before 21 days from the date set out above.

We wish you the best in your future endeavors.

Sincerely,

Dialogic Inc.

By:	/s/ Rosanne Sargent
Rosanne Sargent
Senior VP, Human Resources

I have read, understand and agree fully to the foregoing Agreement:

/s/ Doug Sabella
Doug Sabella

Date: December 5, 2011

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

Exhibit A

SEPARATION DATE RELEASE

(TO BE SIGNED ON THE SEPARATION DATE)

In exchange for the separation benefits to be provided to me by Dialogic Inc. (the “Company”) pursuant to the Transition and Separation Agreement between the Company and me dated December 5, 2011 (the “Agreement”), I hereby provide the following Separation Date Release (the “Separation Date Release”).

In exchange for the consideration under the Agreement to which I would not otherwise be entitled and in exchange for the consideration under the Agreement to which I would not be entitled under your Prior Agreement absent such release, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent or subsidiary entities, affiliates, insurers and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions prior to or on the date I sign this Separation Date Release.

This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including but not limited to salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination or breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act (the “ADEA”) (as amended), or the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I am not hereby releasing the Company from any of the following claims (collectively, the “Excluded Claims”): (a) any rights or claims I may have pursuant to the Indemnity Agreement, the charter, bylaws, or operating agreements of the Company, or under applicable law; (b) any rights which cannot be waived as a matter of law; (c) any expenses properly submitted to the Company prior to the date hereof pursuant to Section 5 of the Agreement; (d) claims arising from or related to the Equity Awards; or (e) any claims arising from the breach of this Agreement. In addition, nothing in this Agreement prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding.

I acknowledge that I am are knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”). I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Agreement; (b) I should consult with an attorney prior to signing this Separation Date Release; (c) I have had twenty-one (21) days to consider this Separation Date Release; (d) I have seven (7) days following the date I sign this Separation Date Release to revoke (in a written revocation sent pursuant to the notice provisions of the Agreement); and (e) this Separation Date Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Agreement (the “Release Effective Date”).

In granting the release herein, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Separation Date Release.

I hereby represent that to date: (i) I have been paid all compensation owed and have been paid for all hours worked; (ii) I have received all the leave and leave benefits and protections for which I am eligible pursuant to the federal Family and Medical Leave Act, the California Family Rights Act, or otherwise; and (iii) I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

By:
Doug Sabella

Date:

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

Exhibit B

Letter of Resignation

December 5, 2011

Mr. Nick Jensen

Chairman of the Board of Directors

Dialogic Inc.

Dear Mr. Jensen,

I, the undersigned, Doug Sabella hereby resign from all of my official titled positions with Dialogic Inc. and all of its affiliated companies. For the purposes of this letter affiliated companies mean all companies controlled by Dialogic Inc. The positions from which I am resigning include but are not limited to President and Chief Operating Officer and Director and it is understood that I will cease to be a “Section 16 officer” (as determined for purposes of the Securities and Exchange Act of 1934, as amended) as of the date of this resignation letter.

Sincerely yours,

Doug Sabella

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

Exhibit C

Indemnity Agreement

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) dated as of October 1, 2010, is made by and between DIALOGIC INC., a Delaware corporation (the “Company”), and DOUGLAS SABELLA (“Indemnitee”).

RECITALS

A. The Company desires to attract and retain the services of highly qualified individuals as directors, officers, employees and agents.

B. The Company’s bylaws (the “Bylaws”) require that the Company indemnify its directors, and empowers the Company to indemnify its officers, employees and agents, as authorized by the Delaware General Corporation Law, as amended (the “Code”), under which the Company is organized and such Bylaws expressly provide that the indemnification provided therein is not exclusive and contemplates that the Company may enter into separate agreements with its directors, officers and other persons to set forth specific indemnification provisions.

C. Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents and available insurance as adequate under the present circumstances, and the Company has determined that Indemnitee and other directors, officers, employees and agents of the Company may not be willing to serve or continue to serve in such capacities without additional protection.

D. The Company desires and has requested Indemnitee to serve or continue to serve as a director, officer, employee or agent of the Company, as the case may be, and has proffered this Agreement to Indemnitee as an additional inducement to serve in such capacity.

E. Indemnitee is willing to serve, or to continue to serve, as a director, officer, employee or agent of the Company, as the case may be, if Indemnitee is furnished the indemnity provided for herein by the Company.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) Agent. For purposes of this Agreement, the term “agent” of the Company means any person who: (i) is or was a director, officer, employee or other fiduciary of the Company or a Subsidiary (as defined below); or (ii) is or was serving at the request or for the convenience of, or representing the interests of, the Company or a Subsidiary as a director, officer, employee or other fiduciary of a foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. References to serving at the request of the Company shall include, but not be limited to, any service as a director, officer, employee or agent of the Company or any other entity which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, including as a deemed fiduciary thereto.

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(b) Expenses. For purposes of this Agreement, the term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature), actually and reasonably incurred by Indemnitee in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, the Code or otherwise, and amounts paid in settlement by or on behalf of Indemnitee, but shall not include any judgments, fines or penalties actually levied against Indemnitee for such individual’s violations of law. The term “expenses” shall also include reasonable compensation for time spent by Indemnitee for which he is not compensated by the Company or any Subsidiary or third party (i) for any period during which Indemnitee is not an agent, in the employment of, or providing services for compensation to, the Company or any Subsidiary; and (ii) if the rate of compensation and estimated time involved is approved by the directors of the Company who are not parties to any action with respect to which expenses are incurred, for Indemnitee while an agent of, employed by, or providing services for compensation to, the Company or any Subsidiary.

(c) Proceedings. For purposes of this Agreement, the term “proceeding” shall be broadly construed and shall include, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, and whether formal or informal in any case, in which Indemnitee was, is or will be involved as a party or otherwise by reason of: (i) the fact that Indemnitee is or was a director or officer of the Company or any Subsidiary; (ii) the fact that any action taken by Indemnitee or of any action on Indemnitee’s part while acting as director, officer, employee or agent of the Company or any Subsidiary; or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses may be provided under this Agreement.

(d) Subsidiary. For purposes of this Agreement, the term “subsidiary” means any corporation or limited liability company of which more than 50% of the outstanding voting securities or equity interests are owned, directly or indirectly, by the Company and one or more of its subsidiaries, and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

(e) Independent Counsel. For purposes of this Agreement, the term “independent counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter

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material to either such party, or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “independent counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

2. Agreement to Serve. Indemnitee will serve, or continue to serve, as a director, officer, employee or agent of the Company or any Subsidiary, as the case may be, faithfully and to the best of his or her ability, at the will of such corporation (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of such corporation, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the bylaws or other applicable charter documents of such corporation, or until such time as Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended as an employment agreement between Indemnitee and the Company or any of its Subsidiaries or to create any right to continued employment of Indemnitee with the Company or any of its Subsidiaries in any capacity.

The Company acknowledges that it has entered into this Agreement and assumes the obligations imposed on it hereby, in addition to and separate from its obligations to Indemnitee under the Bylaws, to induce Indemnitee to serve, or continue to serve, as a director, officer, employee or agent of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, employee or agent of the Company.

The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of a bond or undertaking.

If the indemnification provided in Sections 3, 4 or 5 is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those set forth in Section 10, then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, decisions of arbitrators, fines, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

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3. Indemnification.

(a) Indemnification in Third Party Proceedings. Subject to Section 10 below, the Company shall indemnify Indemnitee to the fullest extent permitted by the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits Indemnitee to broader indemnification rights than the Code permitted prior to adoption of such amendment), if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding, for any and all expenses, actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding.

(b) Indemnification in Derivative Actions and Direct Actions by the Company. Subject to Section 10 below, the Company shall indemnify Indemnitee to the fullest extent permitted by the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits Indemnitee to broader indemnification rights than the Code permitted prior to adoption of such amendment), if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding by or in the right of the Company to procure a judgment in its favor, against any and all expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement, or appeal of such proceedings.

(c) [Fund Indemnitors. The Company hereby acknowledges that the Indemnitee has certain rights to indemnification, advancement of expenses or insurance, provided by [Name of Fund/Sponsor] and certain of [its] [their] affiliates (collectively, the “Fund Indemnitors”). In the event that the Indemnitee is, or is threatened to be made, a party to or a participant in any proceeding to the extent resulting from any claim based on the Indemnitee’s service to the Company as a director or other fiduciary of the Company, then the Company shall (i) be an indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) be required to advance reasonable expenses incurred by Indemnitee, and (iii) be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and any provision of the Bylaws or the Certificate of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors. The Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. No advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Fund Indemnitors are third party beneficiaries of the terms of this Section.]

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4. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, including the dismissal of any action without prejudice, the Company shall indemnify Indemnitee against all expenses actually and reasonably incurred in connection with the investigation, defense or appeal of such proceeding.

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses actually and reasonably incurred by Indemnitee in the investigation, defense, settlement or appeal of a proceeding, but is precluded by applicable law or the specific terms of this Agreement to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6. Advancement of Expenses. The Company shall advance the expenses incurred by Indemnitee in connection with any proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). Advances shall be unsecured, interest free and without regard to Indemnitee’s ability to repay the expenses. Advances shall include any and all expenses actually and reasonably incurred by Indemnitee pursuing an action to enforce Indemnitee’s right to indemnification under this Agreement, or otherwise and this right of advancement, including expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee acknowledges that the execution and delivery of this Agreement shall constitute an undertaking providing that Indemnitee shall, to the fullest extent required by law, repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. The right to advances under this Section shall continue until final disposition of any proceeding, including any appeal therein. This Section 6 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 10(b).

7. Notice and Other Indemnification Procedures.

(a) Notification of Proceeding. Indemnitee will notify the Company in writing promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any proceeding or matter which may be subject to indemnification or advancement of expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

(b) Request for Indemnification and Indemnification Payments. Indemnitee shall notify the Company promptly in writing upon receiving notice of any demand, judgment or other requirement for payment that Indemnitee reasonably believes to be subject to

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indemnification under the terms of this Agreement, and shall request payment thereof by the Company. Indemnification payments requested by Indemnitee under Section 3 hereof shall be made by the Company no later than sixty (60) days after receipt of the written request of Indemnitee. Claims for advancement of expenses shall be made under the provisions of Section 6 herein.

(c) Application for Enforcement. In the event the Company fails to make timely payments as set forth in Sections 6 or 7(b) above, Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing Indemnitee’s right to indemnification or advancement of expenses pursuant to this Agreement. In such an enforcement hearing or proceeding, the burden of proof shall be on the Company to prove that indemnification or advancement of expenses to Indemnitee is not required under this Agreement or permitted by applicable law. Any determination by the Company (including its Board of Directors, stockholders or independent counsel) that Indemnitee is not entitled to indemnification hereunder, shall not be a defense by the Company to the action nor create any presumption that Indemnitee is not entitled to indemnification or advancement of expenses hereunder.

(d) Indemnification of Certain Expenses. The Company shall indemnify Indemnitee against all expenses incurred in connection with any hearing or proceeding under this Section 7 unless the Company prevails in such hearing or proceeding on the merits in all material respects.

8. Assumption of Defense. In the event the Company shall be requested by Indemnitee to pay the expenses of any proceeding, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, or to participate to the extent permissible in such proceeding, with counsel reasonably acceptable to Indemnitee. Upon assumption of the defense by the Company and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that Indemnitee shall have the right to employ separate counsel in such proceeding at Indemnitee’s sole cost and expense. Notwithstanding the foregoing, if Indemnitee’s counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or the Company shall not, in fact, have employed counsel or otherwise actively pursued the defense of such proceeding within a reasonable time, then in any such event the fees and expenses of Indemnitee’s counsel to defend such proceeding shall be subject to the indemnification and advancement of expenses provisions of this Agreement.

9. Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any Subsidiary (“D&O Insurance”), Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

6.

In the event of a Change in Control or the Company’s becoming insolvent—including being placed into receivership or entering the federal bankruptcy process and the like—the Company shall use commercially reasonable efforts to maintain in force any and all insurance policies then maintained by the Company in providing insurance—directors’ and officers’ liability, fiduciary, employment practices or otherwise—in respect of Indemnitee, for a period of six years thereafter (a “Tail policy”). Such coverage shall be with the incumbent insurance carriers using the policies that were in place at the time of the change of control event (unless the incumbent carriers will not offer such policies, in which case the Tail policy shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies) based upon and in reliance of the recommendations of the existing insurance broker for the Company.

10. Exceptions.

(a) Certain Matters. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of any proceeding with respect to (i) remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law (and, in this respect, both the Company and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication, as indicated in Section 10(d) below); (ii) a final judgment rendered against Indemnitee for an accounting, disgorgement or repayment of profits made from the purchase or sale by Indemnitee of securities of the Company against Indemnitee or in connection with a settlement by or on behalf of Indemnitee to the extent it is acknowledged by Indemnitee and the Company that such amount paid in settlement resulted from Indemnitee’s conduct from which Indemnitee received monetary personal profit, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or other provisions of any federal, state or local statute or rules and regulations there under; (iii) a final judgment or other final adjudication that Indemnitee’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination); or (iv) on account of conduct that is established by a final judgment as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee is not legally entitled. For purposes of the foregoing sentence, a final judgment or other adjudication may be reached in either the underlying proceeding or action in connection with which indemnification is sought.

(b) Claims Initiated by Indemnitee. Any provision herein to the contrary notwithstanding, the Company shall not be obligated to indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought by Indemnitee against the Company or its directors, officers, employees or other agents and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under

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this Agreement or under any other agreement, provision in the Bylaws or Certificate of Incorporation or applicable law, or (ii) with respect to any other proceeding initiated by Indemnitee that is either approved by the Board of Directors or Indemnitee’s participation is required by applicable law. However, indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors determines it to be appropriate.

(c) Unauthorized Settlements. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected without the Company’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent to any proposed settlement; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company is also a party in such proceeding and determines in good faith that such settlement is not in the best interests of the Company and its stockholders.

(d) Settlements. The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without Indemnitee’s written consent, which may be given or withheld in Indemnitee’s sole discretion. The Company shall promptly notify Indemnitee once the Company has received an offer or intends to make an offer to settle any such Proceeding and the Company shall provide Indemnitee as much time as reasonably practicable to consider such offer; provided, however Indemnitee shall have no less than three (3) business days to consider the offer. Without Indemnitee’s prior written consent, the Company shall not enter into any settlement of any Proceeding in which the Company is or could be jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

11. Nonexclusivity and Survival of Rights. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may at any time be entitled under any provision of applicable law, the Company’s Certificate of Incorporation, Bylaws or other agreements, both as to action in Indemnitee’s official capacity and Indemnitee’s action as an agent of the Company, in any court in which a proceeding is brought, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors, administrators and assigns of Indemnitee. The obligations and duties of the Company to Indemnitee under this Agreement shall be binding on the Company and its successors and assigns until terminated in accordance with its terms. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her corporate status prior to such amendment, alteration or

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repeal. To the extent that a change in the Code, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under the Company’s Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, by Indemnitee shall not prevent the concurrent assertion or employment of any other right or remedy by Indemnitee.

12. Information Sharing. If the Indemnitee is the subject of or is implicated in any way during an investigation, whether formal or informal, the Company shall share with Indemnitee any information it has turned over to any third parties concerning the investigation (“Shared Information”). By executing this agreement, Indemnitee agrees that such Shared Information is material non-public information that Indemnitee is obligated to hold in confidence and may not disclose publicly; provided, however, that Indemnitee is permitted to use the Shared Information and to disclose such Shared information to Indemnitee’s legal counsel solely in connection with defending Indemnitee from legal liability.

13. Term. This Agreement shall continue until and terminate upon the later of: (a) five (5) years after the date that Indemnitee shall have ceased to serve as a director or and/or officer, employee or agent of the Company; or (b) one (1) year after the final termination of any proceeding, including any appeal then pending, in respect to which Indemnitee was granted rights of indemnification or advancement of expenses hereunder.

No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against an Indemnitee or an Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five-year period; provided, however, that if any shorter period of limitations is otherwise applicable to such cause of action, such shorter period shall govern.

14. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

15. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

16. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any

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paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 14 hereof.

17. Amendment and Waiver. No supplement, modification, amendment, or cancellation of this Agreement shall be binding unless executed in writing by the parties hereto No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18. Notice. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if by overnight delivery, courier or personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified at the addresses set forth on the signature page of this Agreement (or such other address(es) as a party may designate for itself by like notice). If to the Company, notices and demands shall be delivered to the attention of the Secretary of the Company.

19. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

21. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

22. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s Certificate of Incorporation, Bylaws, the Code and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

DIALOGIC INC.

By:	/s/ Eric Schlezinger
	Name:	ERIC SCHLEZINGER
	Title:	EVP, GC

INDEMNITEE

/s/ Douglas Sabella
Signature of Indemnitee

DOUGLAS SABELLA
Print or Type Name of Indemnitee